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                                  EXHIBIT 23.1
                        Consent of Independent Auditors


We consent to the reference of our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-8 No. 333-67354) and related Amended Prospectus of National City Corporation dated August 29, 2003 pertaining to the National City Corporation 2001 Stock Option Plan and National City Corporation 1997 Stock Option Plan and to the incorporation by reference therein of our Report on Consolidated Financial Statements dated January 23, 2003, with respect to the consolidated financial statements of National City Corporation and subsidiaries, and our Report on Internal Control dated January 23, 2003, with respect to management's assertion on internal control over financial reporting included in the Report of Management on Internal Control included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP


Cleveland, Ohio
August 27, 2003